EXHIBIT 2

                      Wellsford Real Properties, Inc.
                             535 Madison Avenue
                          New York, New York 10022



December 28, 1999


First Union Real Estate Equity
 and Mortgage Investments
55 Public Square
Suite 1900
Cleveland, OH 44113

Ladies and Gentlemen:

          First Union Real Estate Equity and Mortgage Investments ("First Union") and Wellsford Real Properties, Inc. ("WRP") have expressed an interest in exploring a possible transaction (the "Transaction") and, in connection therewith, may exchange certain confidential information.

          As used herein, "Confidential Material" means, with respect to either party hereto (each a "Providing Party"), all information, whether oral, written or otherwise (including any information furnished prior to the execution of this agreement), furnished to the other party hereto (each a "Receiving Party") or to such Receiving Party's directors, trustees, officers, partners, members, managers, Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")), employees, agents or representatives (collectively, "Representatives"), by the Providing Party and all reports, analyses, compilations, studies and other materials prepared by the Receiving Party or its Representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing, reflecting or based upon, in whole or in part, any such proprietary confidential information. The term "Confidential Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party, its Representatives or anyone to whom the Receiving Party or any of its Representatives transmit any Confidential Material in violation of this agreement or (ii) is or becomes known or available to the Receiving Party or its Representatives on a non-confidential basis from a source (other than the Providing Party or one of its Representatives) who is not, to the knowledge of the Receiving Party after reasonable inquiry, prohibited from transmitting the information to the Receiving Party or its Representatives by a contractual, legal or fiduciary obligation.

          In consideration of the exchange of the Confidential Material, First Union and WRP agree that:

          1. Subject to paragraph 3 below, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part, and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with evaluating, negotiating or advising with respect to a possible Transaction. Moreover, such Receiving Party agrees to disclose that it is evaluating a Transaction and transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for the purpose of evaluating, negotiating or advising with respect to such Transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this agreement. In any event, each Receiving Party will be responsible for any actions by its Representatives which are not in accordance with the provisions hereof.

          2. Subject to paragraph 3 below, without the prior written consent of the other party hereto, except as required by law, neither First Union nor WRP nor any of their respective Representatives will disclose to any person any information regarding a possible Transaction or any information relating in any way to the Confidential Material, including, without limitation,(i) the fact that discussions or negotiations are taking place concerning a possible Transaction, including the status thereof or the termination of discussions or negotiations, (ii) any of the terms, conditions or other facts with respect to any such possible Transaction or
(iii) that this agreement exists or that Confidential Material has been provided. The term "Person" as used in this agreement shall be broadly interpreted to include, without limitation, any corporation, company, group, limited liability company, partnership or other entity or any individual.

          3. In the event that either the Receiving Party, or its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material or any of the facts or information referred to in paragraph 2 above, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material or any of the facts or information referred to in the immediately preceding paragraph or any information relating to a possible Transaction or such Person's opinion, judgment, view or recommendation concerning the Providing Party as developed from the Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request,(ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material, it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expense incurred by the Receiving Party in connection with such cooperation.

          4. Each of First Union and WRP hereby acknowledges that it is aware, and agrees to advise such of its Representatives who are informed in accordance with the terms of this agreement as to the matters which are the subject of this agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject to this agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          5. Each Receiving Party hereby acknowledges that the Confidential Material is being furnished to it in consideration of its agreement that, for a period of one year from the date hereof, neither such Receiving Party nor its Affiliates shall, directly or indirectly, (a)(x) solicit, seek or offer to effect or effect, (xx) negotiate with or provide any information to the Board of Directors or Board of Trustees, as the case may be, of the Providing Party, any trustee, director or officer of the Providing Party or any stockholder of the Providing Party with respect to, (xxx) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors or Board of Trustees, as the case may be, of the Providing Party, any director or officer of the Providing Party or any stockholder of the Providing Party or any other person with respect to, or (xxxx) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, but not limited to, any "solicitation" or "proxies" as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (i) any form of business combination or similar or other extraordinary transaction involving the Providing Party or any Affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the Providing Party's assets, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Providing Party or any Affiliate thereof, (iii) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the Providing Party or any Affiliate thereof, (iv) any proposal to seek representation on the Board of Directors or Board of Trustees, as the case may be, of the Providing Party or to seek to appoint, elect or remove any member of the Board of Directors or Board of Trustees, as the case may be, of the Providing Party or make any public statements proposing or suggesting any change in the Board of Directors or Board of Trustees, a the case may be, or management of the Providing Party or otherwise to seek to control or influence the management, Board of Directors or Board of Trustees, as the case may be, or policies of the Providing Party or any Affiliate thereof, (v) any request or proposal to waive, terminate or amend the provisions of this agreement or (vi) any proposal or other statement inconsistent with the terms of this agreement or (b) instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co- bidder for the Providing Party with) any third party to do any of the foregoing (the actions referred to in (a) and (b) in this sentence are referred to as "Prohibited Actions"), unless and until such Receiving Party has received the prior written invitation or approval of a majority of the Board of Directors or Board of Trustees, as the case may be, of the Providing Party to do any of the foregoing, it being agreed and understood that the entering into of this agreement shall not constitute such invitation or approval.

          6. Each Receiving Party acknowledges that neither the Providing Party nor any of its Representatives has made, or, except as may be otherwise provided in any definitive agreement relating to a Transaction, will make, any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Material. Each Receiving Party agrees that, except as may be otherwise provided in any definitive agreement relating to a Transaction, neither the Providing Party nor its Representatives shall have any liability to such Receiving Party or any of its Representatives resulting from the Confidential Material or the Receiving Party's or its Representatives' consideration of, or participation in a process relating to, a possible Transaction.

          7. Promptly upon request from either Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material delivered to it or its Representatives and any other tangible material containing, prepared on the basis of, or reflecting any information in the Confidential Material (whether prepared by the Providing Party, its advisors or otherwise), including all reports, analyses, compilations, studies and other materials containing or based on the Confidential Material or reflecting such Receiving Party's review of, or interest in, such Providing Party, and will not retain any copies, extracts or other reproductions in whole or in part of such tangible material. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same.

          8. Each of First Union and WRP acknowledges and agrees that in the event of any breach of this agreement by either party, the other party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that each party, in addition to any other remedy to which it may be entitled in law or equity, shall be entitled to an injunction or injunctions to prevent breaches of this agreement by the other party or by any non-party recipient of the Confidential Material and to compel specific performance of this agreement, without the need for proof of actual damages. Further, each party hereby waives any request for or the seeking or posting of any bond in connection with such injunction or injunctions.

          9. Each of First Union and WRP agrees that (i) unless and until a definitive written agreement between them with respect to a Transaction has been executed and delivered, neither First Union nor WRP will be under any legal obligation of any kind whatsoever with respect thereto and (ii) this agreement shall be superseded by such definitive written agreement, except to the extent otherwise provided therein. The agreements set forth in this agreement may be modified or waived only by a written instrument duly executed by First Union and WRP.

          10. Each of First Union and WRP agrees that for a period of two years from the date hereof it will not solicit to hire any person then currently employed by the other party.

          11. Each of First Union and WRP agrees that it will not contact or solicit information from any of the other party's stockholders, employees, tenants, vendors or lenders except to the extent approved in writing by such other party, which consent will not be unreasonably withheld or delayed if such other party intends to continue discussions regarding a Transaction.

          12. It is understood and agreed that no failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

          13. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws thereof. This agreement may not be assigned in whole or in part by either party without the prior written consent of the other party. This agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute the same agreement.

          14. Notwithstanding anything contained herein to the contrary, this agreement is made and executed on behalf of First Union by its officer(s) on behalf of the trustees thereof, and none of the trustees or any additional or successor trustee hereafter appointed, or any beneficiary, officer, employee or agent of First Union shall have any liability in his or her personal or individual capacity, but instead, WRP shall look solely to the property and assets of First Union for satisfaction of claims of any nature arising under or in connection with this agreement.

                                       Very truly yours,

                                       WELLSFORD REAL PROPERTIES, INC.


                                       By: /s/ Edward Lowenthal
                                          ------------------------------
Agreed:

FIRST UNION REAL ESTATE AND
  MORTGAGE INVESTMENTS

By: /s/ William A. Ackman
   --------------------------
        Chairman